Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment Number 79 to File No. 33-00488; Amendment No. 80 to File No. 811-04416) of Allegiant Funds of our report dated July 19, 2007 included in the 2007 Annual Report to Shareholders.

                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP


Philadelphia, Pennsylvania
September 25, 2007